TRUST UNDER THE GENTEX CORPORATION

NON-QUALIFIED DEFERRED COMPENSATION PLAN

This Agreement made this 1st day of May, 2019, by and between Gentex Corporation (“Company”) and Wells Fargo Bank, National Association (“Trustee”).

WHEREAS, Company has adopted the Gentex Corporation Non-Qualified Deferred Compensation Plan (“Plan”) that provides benefits to certain management or highly compensated employees of Company;
WHEREAS, Company has incurred or expects to incur liability to such employees under the terms of the Plan;
WHEREAS, Company wishes to establish this trust named the Trust Under the Gentex Corporation Non-Qualified Deferred Compensation Plan (“Trust”) and to contribute to the Trust assets that shall be held therein, subject to the claims of Company’s creditors in the event the Company is Insolvent, until paid to Plan participants and their beneficiaries in such manner and at such times as specified in the Plan;
WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plan as an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974; and
WHEREAS, it is the intention of Company to make contributions to the Trust to provide itself with a source of funds to assist it in the meeting of its liabilities under the Plan.
NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held, and disposed of as follows:

Section 1
Establishment of Trust
1.1 The Company hereby deposits with the Trustee in the Trust one thousand dollars and zero cents ($1,000.00) which shall become the principal of the Trust. The Company, in its sole discretion, shall make additional deposits of cash or other property acceptable to the Trustee to augment the principal to be held, administered and disposed of by Trustee as provided in this Trust Agreement.
1.2 The Trust hereby established is revocable by Company; it shall become irrevocable upon a Change in Control.
1.3 The Trust is intended to be a grantor trust, of which Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.
1.4 The principal of the Trust and any earnings thereon shall be held separate and apart from other funds of Company and shall be used exclusively for the uses and purposes of Plan participants and general creditors as herein set forth. Plan participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plan and this Trust Agreement shall be mere unsecured contractual rights of Plan participants and their beneficiaries against Company. Any assets held by the Trust will be subject to the claims of Company’s general creditors under federal and state law in the event of the Company is Insolvent.
1.5 Upon a Change of Control, Company shall as soon as possible but in no event longer than 30 days following the Change in Control make an irrevocable contribution to the Trust in an amount that is sufficient to pay each Plan participant or beneficiary the benefits to which Plan participants or their beneficiaries would be entitled pursuant to the terms of the Plan as of the date on which the Change in Control occurred.

Section 2
Payments to Plan Participants and Their Beneficiaries
2.1 Company shall provide instructions (the “Payment Instructions”) acceptable to Trustee for determining: the amounts payable to Plan participants and beneficiaries, the form in which such amounts are to be paid (as provided for or available under the Plans), and the time of commencement for payment of such amounts. The Payment Instructions shall include state and federal tax withholding guidelines.
Except as otherwise provided herein, the Trustee shall, at the direction of Company: (1) make payments to the Plan’s participants and beneficiaries as they become due (in accordance with the Plan and applicable law); or (2) reimburse the Company for payments of Plan benefits made by Company directly to Plan participants or beneficiaries upon receipt by the Trustee of satisfactory evidence that the Company has made the direct payments. If Company directs that the Trustee pay benefits directly to Plan participants and/or beneficiaries, the Trustee shall make such payments in accordance with the applicable Payment Instructions.
If the Trustee is making a benefit payment, the Trustee shall make provision for the reporting and withholding of any federal, state, or local taxes that may be required to be withheld with respect to the payment pursuant to the terms of the Plan and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld, and paid by Company.
2.2 The entitlement of a Plan participant or his or her beneficiaries to benefits under the Plan shall be determined by Company or its designee, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plan.
2.3 If Company decides to make a benefit payment, Company shall notify Trustee of its decision to make the payment directly prior to the time that the amount is payable. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Plan, Company shall make the balance of each such payment as it falls due. Trustee shall notify Company where principal and earnings are not sufficient.

Section 3
Trustee Responsibility Regarding Payments
to Trust Beneficiary When Company Is Insolvent
3.1 Trustee shall cease payment of benefits to Plan participants and their beneficiaries if the Company is Insolvent. Company shall be considered “Insolvent” for purposes of this Trust Agreement if (i) Company is unable to pay its debts as they become due; or (ii) Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.
3.2 At all times during the continuance of this Trust, as provided in Section 1.4, the principal and income of the Trust shall be subject to claims of general creditors of Company under federal and state laws as set forth below.
(a) The Board of Directors and the Chief Executive Officer of Company shall have the duty to inform Trustee in writing of Company’s Insolvency. If a person claiming to be a creditor of Company alleges in writing to Trustee that Company has become Insolvent, Trustee shall determine whether Company is Insolvent and, pending such determination, Trustee shall discontinue payment of benefits to Plan participants or their beneficiaries.
(b) Unless Trustee has actual knowledge Company is Insolvent, or has received notice from Company or a person claiming to be a creditor alleging that Company is Insolvent, Trustee shall have no duty to inquire whether Company is Insolvent. Trustee may in all events rely on such evidence concerning Company’s solvency as may be furnished to Trustee and that provides Trustee with a reasonable basis for making a determination concerning Company’s solvency.
(c) If at any time Trustee has determined that Company is Insolvent, Trustee shall discontinue payments to Plan participants or their beneficiaries and shall hold the assets of the Trust for the benefit of Company’s general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of Plan participants or their beneficiaries to pursue their rights as general creditors of Company with respect to benefits due under the Plan or otherwise.
(d) Trustee shall resume the payment of benefits to Plan participants or their beneficiaries only after Trustee has determined that Company is not Insolvent (or is no longer Insolvent).
(e) Provided that there are sufficient assets, if Trustee discontinues the payment of benefits from the Trust pursuant to Section 3.1 and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Plan participants or their beneficiaries under the terms of the Plan for the period of such discontinuance, less the aggregate amount of any payments made to Plan participants or their beneficiaries by Company in lieu of the payments provided for hereunder during any such period of discontinuance.

Section 4
Payments to Company
4.1 At any time prior to a Change in Control, the Company shall have the right to direct the Trustee to pay to the Company any assets held in the Trust. Except as provided in Sections 2 and 3, after the Trust has become irrevocable, Company shall have no right or power to direct Trustee to return to Company or to divert to others any of the Trust assets before all payment of benefits have been made to Plan participants and their beneficiaries pursuant to the terms of the Plan, and all expenses of the Trust currently due and owing have been paid.

Section 5

Investment Authority

5.1 Company shall direct Trustee and Trustee will invest the Trust assets and dispose of the Trust assets only as directed in writing by Company or the designated investment manager or managers, as applicable. No Plan participant shall have any right to direct Trustee as to the investment of the Trust assets, except as authorized in the Plan. Company shall have the right at any time, and from time to time in its sole discretion, to substitute assets of equal fair market value for any asset held by the Trust. This right is exercisable by Company in a nonfiduciary capacity without the approval or consent of any person in a fiduciary capacity.

(a) The Company shall, subject to this Section, direct the Trustee with respect to investments.

(1) The Company may direct the Trustee to segregate all or a portion of the funds of the Trust in a separate investment account or accounts and may appoint one or more investment managers and/or an investment committee established by the Company to direct the investment and reinvestment of each such investment account or accounts. In such event, the Company shall notify the Trustee of the appointment of each such investment manager and/or investment committee.

(2) Thereafter the Trustee shall make every sale or investment with respect to such investment account as directed in writing by the investment manager or investment committee. It shall be the duty of the Trustee to act strictly in accordance with each direction.

(3) Notwithstanding the foregoing, the Trustee, without obtaining prior approval or direction from an investment manager or investment committee, shall invest cash balances held by it from time to time in short term cash equivalents including, but not limited to, through the medium of any short term fund established and maintained by the Trustee subject to the instrument establishing such trust fund, U.S. Treasury Bills, commercial paper (including such forms of commercial paper as may be available through the Trustee’s Trust Department), certificates of deposit (including certificates issued by the Trustee in its separate corporate capacity), and similar type securities, with a maturity not to exceed one year; and, furthermore, sell such short term investments as may be necessary to carry out the instructions of an investment manager or investment committee regarding more permanent type investment and directed distributions. In general, investments shall remain in such short-term funds no longer than seven (7) days.

(b) The Company shall have, in its sole discretion, the authority and the power to direct the Trustee in investing and reinvesting the funds of the Trust:

(1) To invest and reinvest in any readily marketable common and preferred stocks, bonds, notes, debentures (including convertible stocks and securities but not including any stock or security of the Trustee other than a de minimus amount held in a mutual fund), certificates of deposit or demand or time deposits (including any such deposits with the Trustee), and mutual funds, without being limited to the classes or property in which the Trustee is authorized to invest by any law or any rule of court of any state and without regard to the proportion any such property may bear to the entire amount of the funds of the Trust. Without limitation, the Trustee may invest the Trust in any investment company (including any investment company or companies for which Wells Fargo Bank, National Association or an affiliated company acts as the investment advisor) or, any insurance contract or contracts issued by an insurance company or companies, including life insurance contracts on the life of one or more Plan participants, in each case as the Trustee may determine provided that the Trustee may in its sole discretion keep such portion of the Trust in cash or cash balances for such reasonable periods as may from time to time be deemed advisable pending investment or in order to meet contemplated payments of benefits;

(2) To invest and reinvest all or any portion of the funds of the Trust collectively through the medium of any proprietary mutual fund that may be established and maintained by the Trustee;

(3) To commingle for investment purposes all or any portion of the funds of the Trust with assets of any other similar trust or trusts established by the Company with the Trustee for the purpose of safeguarding deferred compensation or retirement income benefits of its employees and/or directors;

(4) To retain any property at any time received by the Trustee;

(5) To sell or exchange any property held by it at public or private sale, for cash or on credit, to grant and exercise options for the purchase or exchange thereof, to exercise all conversion or subscription rights pertaining to any such property and to enter into any covenant or agreement to purchase any property in the future;

(6) To participate in any plan of reorganization, consolidation, merger, combination, liquidation or other similar plan relating to property held by it and to consent to or oppose any such plan or any action thereunder or any contract, lease, mortgage, purchase, sale or other action by any person;

(7) To deposit any property held by it with any protective, reorganization or similar committee, to delegate discretionary power thereto, and to pay part of the expenses and compensation thereof for any assessments levied with respect to any such property to be deposited;

(8) To hold uninvested any moneys received by it, without liability for interest thereon, but only for a reasonable period of time in anticipation of payments due for investments, reinvestments, expenses or disbursements;

(9) To exercise any and all voting rights associated with Trust assets, give proxies, participate in any voting trusts, mergers, consolidations or liquidations, tender shares and exercise stock subscription or conversion rights;

(10) To employ, upon separate written agreement with the Company, suitable contractors and counsel, who may be counsel to the Company or to the Trustee, and to pay their reasonable expenses and compensation from the Fund to the extent not paid by the Company;

(11) To register investments in its own name or in the name of a nominee; and to combine certificates representing securities with certificates of the same issue held by it in other fiduciary capacities or to deposit or to arrange for the deposit of such securities with any depository, even though, when so deposited, such securities may be held in the name of the nominee of such depository with other securities deposited therewith by other persons, or to deposit or to arrange for the deposit of any securities issued or guaranteed by the United States government, or any agency or instrumentality thereof, including securities evidenced by book entries rather than by certificates, with the United States Department of the Treasury or a Federal Reserve Bank, even though, when so deposited, such securities may not be held separate from securities deposited therein by other persons; provided, however, that no securities held in the funds of the Trust shall be deposited with the United States Department of the Treasury or a Federal Reserve Bank or other depository in the same account as any individual property of the Trustee, and provided, further, that the books and records of the Trustee shall at all times show that all such securities are part of the Trust funds of the Trust;

(12) To settle, compromise or submit to arbitration any claims, debts or damages due or owing to or from the Trust, respectively, to commence or defend suits or legal proceedings to protect any interest of the Trust, and to represent the Trust in all suits or legal proceedings in any court or before any other body or tribunal; provided, however, that the Trustee shall not be required to take any such action unless it shall have been indemnified by the Company to its reasonable satisfaction against liability or expenses it might incur therefrom;

(13) To hold any other class of assets which may be contributed by the Company and  that is deemed reasonable by the Trustee, unless expressly prohibited herein;

(14) To loan any securities at any time held by it to brokers or dealers upon such security as may be deemed advisable, and during the terms of any such loan to permit the loaned securities to be transferred into the name of and voted by the borrower or others; and

(15) Generally, to do all acts, whether or not expressly authorized, that the Trustee may deem necessary or desirable for the protection of the funds of the Trust.

(c) The Company shall have the right at any time, and from time to time in its sole discretion, to substitute assets (other than securities issued by the Trustee or the Company) of equal fair market value for any asset held by the Trust. This right is exercisable by the Company in a nonfiduciary capacity without the approval or consent of any person in a fiduciary capacity.

(d) The Trustee shall neither be liable nor responsible for any loss resulting to the funds of the Trust by reason of any sale or purchase of an investment directed by the Company, an investment manager or investment committee nor by reason of the failure to take any action with respect to any investment which was acquired pursuant to any such direction in the absence of further directions of the Company, such investment manager or investment committee.

(e) All rights associated with any investment held by the Trust, including but not limited to, exercising or voting of proxies, in person or by general or limited proxy, shall be in accordance with and as directed in writing by the Company or its authorized representative.

Section 6

Disposition of Income
6.1 During the term of this Trust, all of the income received by the Trust, net of expenses and taxes, shall be added to the principal of the Trust and reinvested.

Section 7

Accounting by Trustee

7.1 Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between Company and Trustee. Within 60 days following the close of each calendar year and within 30 days after the removal or resignation of Trustee, Trustee shall deliver to Company a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements, and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities, and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be. If the fair market value of an asset in the funds of the Trust is not available when necessary for accounting or reporting purposes, the fair value of the asset shall be determined in good faith by the Company, assuming an orderly liquidation at the time of such determination. If there is a disagreement between the Trustee and anyone as to any act or transaction reported in an accounting, the Trustee shall have the right to have its account settled by a court of competent jurisdiction. At the direction of the Company, the Trustee shall be entitled to hold and to commingle the assets of the Trust in one funds of the Trust for investment purposes and may create one or more sub-accounts.

(b) Upon the expiration of 180 days from the date of filing such annual or other account, the Trustee shall be forever released and discharged from any liability or accountability to anyone with respect to the propriety of its acts or transactions shown in such account except with respect to any acts or transactions as to which the Company shall within such 180 day period file with the Trustee a written statement claiming negligence, willful misconduct or lack of good faith on the part of the Trustee.

(c)  The Trustee shall retain its records relating to the Trust as long as necessary for the proper administration thereof and at least for any period required by applicable law or six (6) years, whichever is longer.

Section 8
Responsibility of Trustee
8.1 Trustee shall act with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims; provided, however, that Trustee shall incur no liability to any person for any action taken pursuant to a direction, request, or approval given by Company that is contemplated by, and in conformity with, the terms of the Plan or this Trust and is given in writing by Company.

8.2 The Company hereby indemnifies the Trustee against losses, liabilities, claims, costs and expenses in connection with the administration of the Trust, unless resulting from the gross negligence or willful misconduct of Trustee, or a breach of trust committed in bad faith or with reckless indifference to the purpose of the trust or the interest of the participants or beneficiaries. The Trustee shall be indemnified and saved harmless by the Company from and against any and all personal liability to which the Trustee may be subjected by carrying out any directions of the Company, an investment manager or investment committee issued pursuant hereto or for failure to act in the absence of directions of the Company, investment manager or investment committee; provided, however, the Trustee shall not be so indemnified if it participates knowingly in, or knowingly undertakes to conceal, an act or omission of the Company, an investment manager or investment committee. The Trustee may rely upon any order, certificate, notice, direction or other documentary confirmation purporting to have been issued by the Company, investment manager or investment committee which the Trustee believes to be genuine and to have been issued by the Company, investment manager or investment committee. The Trustee shall not be charged with knowledge of the termination of the appointment of any investment manager or investment committee until it receives written notice thereof from the Company. Upon separate written consent of the Company, the Trustee may undertake or defend any litigation arising in connection with this Trust or to protect a Participant’s or Beneficiary’s rights under the Plan. In such case, and only upon separate written consent of the Company, the Company agrees to indemnify the Trustee against the Trustee's costs, reasonable expenses and liabilities (including, without limitation, attorneys' fees and expenses) relating thereto and to be primarily liable for such payments. This indemnification and any other hold harmless provisions in this Trust Agreement shall survive the termination of this Trust Agreement.
8.3 Trustee may consult with legal counsel (who may also be counsel for Company generally) with respect to any of its duties or obligations hereunder.
8.4 Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants, or other professionals to assist it in performing any of its duties or obligations hereunder.
8.5 Trustee shall have, without exclusion, all powers conferred on Trustees by applicable law, unless expressly provided otherwise herein; provided, however, that if an insurance policy is held as an asset of the Trust, Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy.
8.6 Notwithstanding any powers granted to Trustee pursuant to this Trust Agreement or to applicable law, Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

8.7 The Trustee is not a party to, and has no duties or responsibilities under, the Plan other than those that may be expressly contained in this Trust Agreement.

8.8 The Trustee shall have no duties, responsibilities or liability with respect to the acts or omissions of any prior or successor Trustee.

Section 9
Compensation and Expenses of Trustee
9.1 Company shall pay all administrative and Trustee’s fees and expenses, except for administrative expenses charged to an individual participant’s account (e.g., distribution fee). Absent dispute, if not so paid by the Company within 45 days of the Company’s receipt of the invoice, the fees and expenses shall be paid from the Trust.

Section 10
Resignation and Removal of Trustee
10.1 Trustee may resign at any time by written notice to Company, which shall be effective 60 days after receipt of such notice unless Company and Trustee agree otherwise.
10.2 Trustee may be removed by Company on 30-days’ notice or upon shorter notice accepted by Trustee.
10.3 Upon a Change in Control, Company may remove Trustee only with the consent of 75% or more of all participants and the primary beneficiary of any deceased participant.
10.4 Upon resignation or removal of Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within 30 days after receipt of notice of resignation, removal, or transfer, unless Company extends the time limit.
10.5 If Trustee resigns or is removed, a successor shall be appointed, in accordance with Section 11, by the effective date of resignation or removal under Section 10.1 or 10.2. If no such appointment has been made, Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

Section 11
Appointment of Successor
11.1 If Trustee resigns or is removed, Company may appoint any third party, such as a bank trust department or other party that may be granted corporate trustee powers under state law, as a successor to replace Trustee upon resignation or removal. The appointment shall be effective when accepted in writing by the new Trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets, unless provided otherwise in the agreement with the successor Trustee. The former Trustee shall execute any instrument necessary or reasonably requested by Company or the successor Trustee to evidence the transfer.
11.2 The successor Trustee need not examine the records and acts of any prior Trustee and may retain or dispose of existing Trust assets, subject to Sections 7 and 8. The successor Trustee shall not be responsible for and Company shall indemnify and defend the successor Trustee from any claim or liability resulting from any action or inaction of any prior Trustee or from any other past event.
Section 12
Amendment or Termination
12.1 This Trust may be amended by a written instrument executed by Trustee and Company. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Plan or shall make the Trust revocable after it has become irrevocable in accordance with Section 1.2. Actions on behalf of Company shall be taken by the Board of Directors of Gentex Corporation, or any committee delegated such authority by the Company (“Committee”). Further, the Company (or Committee to the extent delegated) shall have the authority to take any action that the Company (or Committee) is authorized to take under the terms of the Trust.
12.2 The Trust shall not terminate until the date on which Plan participants and their beneficiaries are no longer entitled to benefits pursuant to the terms of the Plan, unless sooner revoked in accordance with Section 1.2. Upon termination of the Trust, any assets remaining in the Trust shall be returned to Company.
12.3 Upon written approval of par-ticipants or beneficiaries entitled to payment of benefits pursuant to the terms of the Plan, Company may terminate this Trust prior to the time all benefit payments under the Plan have been made. All assets in the Trust at termination shall be returned to Company.

Section 13
Miscellaneous
13.1 Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions.
13.2 Benefits payable to Plan participants and their beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered, or subjected to attachment, garnishment, levy, execution, or other legal or equitable process.
13.3 This Trust Agreement shall be governed by and construed in accordance with the laws of Michigan.

13.4 For purposes of this Trust, a “Change in Control” has the definition set forth in the Plan.

13.5 If a provision of this Trust Agreement requires that a communication or document be provided to the Trustee in writing or written form, that requirement may also be satisfied by a facsimile transmission, electronic mail or other electronic transmission of text (including electronic records attached thereto), if the Trustee reasonably believes such communication or document has been signed, sent or presented (as applicable) by any person or entity authorized to act on behalf of the Company. Any electronic mail or other electronic transmission of text will be deemed signed by the sender if the sender’s name or electronic address appears as part of, or is transmitted with, the electronic record. The Trustee will not incur any liability to anyone resulting from actions reasonably taken in good faith reliance on such communication or document. Nor shall the Trustee incur any liability in executing instructions from any person or entity authorized to act on behalf of the Company prior to receipt by it of notice of the revocation of the written authority of such person or entity.

Section 14
Effective Date
14.1 The effective date of this Trust Agreement shall be May 1, 2019.

SECTION 15

Confidentiality

15.1 This Trust Agreement and certain information relating to the Trust is "Confidential Information" pursuant to applicable federal and state law, and as such it shall be maintained in confidence and not disclosed, used or duplicated, except as described in this Section. If it is necessary for the Trustee to disclose Confidential Information to a third party in order to perform the Trustee's duties hereunder and the Company has authorized the Trustee to do so, the Trustee shall disclose only such Confidential Information as is necessary for such third party to perform its obligations to the Trustee and shall, before such disclosure is made, ensure that said third party understands and agrees to the confidentiality obligations set forth herein. The Trustee and the Company shall maintain appropriate information security programs and adequate administrative and physical safeguards to prevent the unauthorized disclosure, misuse, alteration or destruction of Confidential Information, and shall inform the other party as soon as possible of any security breach or other incident involving possible unauthorized disclosure of or access to Confidential Information. Confidential Information shall be returned to the disclosing party upon request. Confidential Information does not include information that is generally known or available to the public, provided, however, that this exception shall not apply to any publicly available information to the extent that the disclosure or sharing of the information by one or both parties is subject to any limitation, restriction, consent, or notification requirement under any applicable federal or state information privacy law or regulation. If the receiving party is required by law to disclose Confidential Information, the receiving party may do so without breaching this Section, but shall first provide the disclosing party with prompt written notice of such pending disclosure so that the disclosing party may seek a protective order or other appropriate remedy or waive compliance with the provisions of this Section, unless such notice is prohibited by law.

SECTION 16

Force Majeure

16.1 Notwithstanding anything to the contrary contained herein, the Trustee shall not be responsible or liable for any losses to the Funds of the Trust resulting from any event beyond the reasonable control of the Trustee, including but not limited to nationalization, expropriation, seizure, eminent domain or similar action by any governmental authority; or enactment, promulgation, imposition or enforcement by any such governmental authority of currency restrictions, exchange controls, levies or other charges affecting the Trust’s property; or the breakdown, failure or malfunction of any utility, telecommunication, or computer systems that is not owned or controlled by the Trustee; or any order or regulation of any banking or securities industry including changes in market rules and market conditions affecting the execution or settlement of transactions; or poor or incomplete data provided by the Company; or acts of war, terrorism, insurrection or revolution; or acts of God; or any other similar event.

The remainder of this page is intentionally blank.
Signatures appear on the following page.

Gentex Corporation     Wells Fargo Bank, National Association

By:_________________________________  By:_________________________________

Its:_________________________________  Its:_________________________________